Exhibit 10.32

AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 18, 2019, by and among (a) DELEK US HOLDINGS, INC., a Delaware corporation (“Delek US Holdings”), (b) the other Persons from time to time party to the Credit Agreement (as defined below) as Borrowers (together with Delek US Holdings, collectively, “Borrowers”), (c) the Required Lenders party to the Credit Agreement, (d) WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK LEUMI USA, ISRAEL DISCOUNT BANK OF NEW YORK, FIFTH THIRD BANK, and BANK OF MONTREAL, each in its capacity as an Issuing Bank (each, a “Consenting Issuing Bank” and collectively, the “Consenting Issuing Banks”), (e) the Guarantors party to the Credit Agreement, and (f) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, “Agent”). All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, Borrowers, Guarantors, Lenders, and Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2018 (as the same may now exists and may be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time, the “Credit Agreement”);
WHEREAS, in accordance with the Credit Agreement, Lenders have made and continue to make Loans and other financial accommodations to and for the benefit of Borrowers, in each instance pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;
WHEREAS, Loan Parties, Agent, Required Lenders and Consenting Issuing Banks wish to amend certain terms and provisions of the Credit Agreement, including to increase the sublimit for Letters of Credit and to re-allocate the Consenting Issuing Banks’ Individual Letter of Credit Sublimits, in each case as hereafter set forth; and
WHEREAS, Loan Parties, Agent, Required Lenders and Consenting Issuing Banks are willing to amend the Credit Agreement on the Fourth Amendment Effective Date (as defined below), as set forth herein, subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of this Amendment, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned, intending to be legally bound, does hereby agree as follows:
AGREEMENT

1. Amendments. The Credit Agreement is hereby amended as follows:
(a)     By amending and restating Section 2.11(b)(i) thereof to read in its entirety as follows:
“(i) the Letter of Credit Usage would exceed $400,000,000 (or in the case of Letters of Credit denominated in Canadian Dollars, the Dollar Equivalent of $10,000,000), except, in each case, with the prior written consent of Agent and any Issuing Bank that is then proposing to issue one or more Letters of Credit that would cause the outstanding principal amount of Letters of Credit to exceed such principal amount, or”

Exhibit 10.32

(b)     By amending and restating Section 14.1(e)(vi) to read in its entirety as follows:
“(vi) the Individual Letter of Credit Sublimits (as well as the sum of all Individual Letter of Credit Sublimits) may be increased, decreased, eliminated or otherwise modified as between Wells Fargo (in its capacity as an Issuing Bank) and any other Issuing Bank (and each applicable Issuing Bank’s Individual Letter of Credit Sublimit and Schedule 1.2 may be modified to reflect any such increase, decrease, elimination or other modification) solely with the consent of each applicable Issuing Bank, Administrative Borrower and Agent (such consent not to be unreasonably withheld).”
(c)     By amending and restating Schedule 1.2 to the Credit Agreement in the form appended to this Amendment as Exhibit A.
By its signature below, each of Bank Leumi USA and Israel Discount Bank of New York acknowledges and agrees that from and after the Fourth Amendment Effective Date, it shall not be an Issuing Bank under the Credit Agreement.
2. Representations and Warranties. Each Loan Party jointly and severally represents and warrants to Agent and each other member of the Lender Group as follows:
(a)     Representations and Warranties; No Event of Default. The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted JVs, contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date). After giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing.
(b)     Organization, Good Standing, Etc. Each Loan Party and each Restricted Subsidiary thereof (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) is in good standing and/or qualified to do business in any state where the failure to be so qualified and/or in good standing could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(c)     Authorization; Enforceability. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(d)     Governmental Approvals; No Conflicts. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will

Exhibit 10.32

not (i) violate (A) any provision of federal, state, provincial, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect, (B) the Governing Documents of any Loan Party, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party where such violation could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) any Material Contract or any Intermediation Facility where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (B) any Term Loan Document of any Loan Party or its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract, any Intermediation Facility or any Term Loan Document of any Loan Party or Restricted Subsidiary, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
3. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Fourth Amendment Effective Date”):
(a)     The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted JVs, contained in this Amendment or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
(b)     After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(c)     The Agent shall have received counterparts of the signature pages to this Amendment, duly executed by each of the Loan Parties, Required Lenders and Consenting Issuing Banks.
4. Continued Effectiveness of the Credit Agreement and other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fourth Amendment Effective Date all references in the Credit Agreement and any such other Loan Document to “the Credit Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that the Credit Agreement and any such other Loan Document purports to assign or pledge to Agent for the benefit of Lender Group, or to grant to Agent for the benefit of Lender Group and Bank Product Providers, a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment, and/or grant of which security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations

Exhibit 10.32

of any Loan Party, other than as expressly provided herein, including, without limitation, Borrowers’ obligation to repay the Loans in accordance with the terms of Credit Agreement, pay or repay all other Obligations as provided in the Loan Documents to which it is a party, all of which Obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
5. Miscellaneous.
(a)     This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
(b)     Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.
(c)     THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(d)     Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.
(e)     Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.
(f)     Borrowers will pay on demand all Lender Group Expenses in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to Agent.
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EXHIBIT A TO
AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 1.2
Individual Letter of Credit Sublimits

Lender	Individual Letter of Credit Sublimit
Wells Fargo Bank, National Association	$360,000,000
Bank of Montreal	$35,000,000
Fifth Third Bank	$5,000,000
Total	$400,000,000